EXHIBIT 99.1

One Franklin Parkway San Mateo, CA 94403-1906 tel (650) 312-2000 franklinresources.com

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces First Quarter Results

San Mateo, CA, January 27, 2011 - Franklin Resources, Inc. (the Company) [NYSE: BEN] today announced net income1 of $501.2 million, or $2.23 per share diluted, on revenues of $1,700.3 million for the quarter ended December 31, 2010. For the quarter ended September 30, 2010, net income1 was $372.9 million, or $1.65 per share diluted, on revenues of $1,528.4 million. For the quarter ended December 31, 2009, net income1 was $355.6 million, or $1.54 per share diluted, on revenues of $1,377.4 million.

Operating income for the quarter ended December 31, 2010 was $659.2 million, as compared to $509.0 million for the prior quarter and $467.0 million for the quarter ended December 31, 2009. The Company’s non-operating income for the quarter ended December 31, 2010 included $47.1 million of investment and other income, net, as compared to $50.9 million for the prior quarter and $33.0 million for the quarter ended December 31, 2009.

Total assets under management by the Company’s subsidiaries were $670.7 billion at December 31, 2010, as compared to $644.9 billion at September 30, 2010 and $553.5 billion at December 31, 2009. Simple monthly average assets under management during the quarter ended December 31, 2010 were $655.6 billion, as compared to $604.7 billion in the prior quarter and $534.9 billion in the same quarter a year ago. Equity assets comprised 44% of total assets under management at December 31, 2010, as compared to 43% at September 30, 2010 and 46% at December 31, 2009. Fixed-income assets comprised 39% of total assets under management at December 31, 2010 and September 30, 2010, as compared to 34% at December 31, 2009. Hybrid and other assets accounted for 17% of total assets under management at December 31, 2010, as compared to 18% at September 30, 2010 and 20% at December 31, 2009. Net new flows for the quarter ended December 31, 2010 were $3.2 billion, as compared to $19.4 billion for the prior quarter and $14.3 billion for the same quarter a year ago.

Effective October 1, 2010, the Company adopted new accounting guidance related to the consolidation of variable interest entities, which resulted in increases to cash and cash equivalents and investments of $1.1 billion and debt outstanding of $1.2 billion at December 31, 2010. Total cash and cash equivalents and investments were $8.0 billion at December 31, 2010, as compared to $6.8 billion at September 30, 2010. Total stockholders’ equity was $8.1 billion at December 31, 2010, as compared to $7.7 billion at September 30, 2010. The Company had 223.3 million shares of common stock outstanding at December 31, 2010, as compared to 224.0 million shares outstanding at September 30, 2010. During the quarter ended December 31, 2010, the Company repurchased 1.7 million shares of its common stock for a total cost of $198.5 million.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.’s President and Chief Executive Officer Greg Johnson and Executive Vice President and Chief Financial Officer Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions. Analysts and investors are encouraged to contact Investor Relations for any clarifications or questions on the contents of the earnings release.

Access to the pre-recorded audio commentary and accompanying slides are available at franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 28808142, any time through 11:59 p.m. Eastern Time on February 10, 2011.

Access to the live teleconference will be available at franklinresources.com or by dialing (800) 446-2782 in the U.S. and Canada or (847) 413-3235 internationally. A replay of the call can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 28808145, any time through 11:59 p.m. Eastern Time on February 10, 2011.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Lipper Performance Rankings of Franklin Templeton’s U.S.-Registered Long-Term Mutual Funds2, 3:

	Period Ended December 31, 2010
	Percent of Assets in Top Two Quartiles[4]
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[5]	53%	82%	78%	94%
Franklin Templeton Equity[6]	54%	81%	71%	90%
Franklin Templeton Fixed-Income[7]	51%	83%	85%	98%
Franklin Equity[8]	81%	89%	87%	87%
Templeton Equity[9]	23%	76%	25%	91%
Mutual Series Equity[10]	6%	60%	90%	100%
Franklin Templeton Taxable Fixed-Income[11]	69%	74%	75%	96%
Franklin Templeton Tax-Free Fixed-Income[12]	39%	89%	91%	100%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund’s investment goals, risks, charges and expenses before investing. To obtain a prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read the prospectus carefully before investing.

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements13

Unaudited

(in thousands, except per share data

and assets under management)	Three months ended December 31,
	2010	2009	% Change
Operating Revenues
Investment management fees	$1,040,878	$806,664	29%
Sales and distribution fees	577,832	488,053	18%
Shareholder servicing fees	72,055	69,543	4%
Other, net	9,548	13,151	(27%	)

Total operating revenues	1,700,313	1,377,411	23%

Operating Expenses
Sales, distribution and marketing	647,153	535,593	21%
Compensation and benefits	292,394	254,312	15%
Information systems and technology	40,367	38,003	6%
Occupancy	30,868	30,607	1%
General, administrative and other	30,297	51,919	(42%	)

Total operating expenses	1,041,079	910,434	14%

Operating Income	659,234	466,977	41%

Other Income (Expenses)
Consolidated sponsored investment products gains (losses), net	(738)	15,072	NM
Investment and other income, net	47,066	32,978	43%
Interest expense	(7,895)	(742)	964%

Other income, net	38,433	47,308	(19%	)

Income before taxes	697,667	514,285	36%
Taxes on income	207,550	156,736	32%

Net income	490,117	357,549	37%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(11,877)	216	NM
Redeemable noncontrolling interests	837	1,730	(52%	)

Net Income Attributable to Franklin Resources, Inc.	$501,157	$355,603	41%

Earnings per Share[14]
Basic	$2.24	$1.55	45%
Diluted	2.23	1.54	45%
Dividends per Share	$0.25	$3.22	(92%	)
Average Shares Outstanding (in thousands)
Basic	223,169	227,892	(2%	)
Diluted	224,253	229,251	(2%	)
Operating Margin[1][5]	38.8%	33.9%
Assets Under Management[16] (in billions)
Beginning of period	$644.9	$523.4	23%
Long-term sales	54.9	42.2	30%
Long-term redemptions	(52.8)	(28.2)	87%
Net cash management	1.1	0.3	267%

Net new flows	3.2	14.3	(78%	)
Reinvested distributions	5.8	3.7	57%

Net flows	9.0	18.0	(50%	)
Distributions	(7.3)	(4.5)	62%
Appreciation and other	24.1	16.6	45%

End of Period	$670.7	$553.5	21%

Simple Monthly Average for Period	$655.6	$534.9	23%

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements13

Unaudited

(in thousands, except per share data, employees

and billable shareholder accounts)

	Three months ended
	31-Dec-10	30-Sep-10	% Change		30-Jun-10	31-Mar-10	31-Dec-09
Operating Revenues
Investment management fees	$1,040,878	$919,367	13%		$915,866	$836,077	$806,664
Sales and distribution fees	577,832	529,563	9%		529,313	496,781	488,053
Shareholder servicing fees	72,055	69,981	3%		72,976	71,376	69,543
Other, net	9,548	9,493	1%		15,916	8,879	13,151

Total operating revenues	1,700,313	1,528,404	11%		1,534,071	1,413,113	1,377,411

Operating Expenses
Sales, distribution and marketing	647,153	599,028	8%		590,876	557,398	535,593
Compensation and benefits	292,394	275,300	6%		280,333	271,041	254,312
Information systems and technology	40,367	47,629	(15%	)	40,156	39,809	38,003
Occupancy	30,868	33,699	(8%	)	35,862	29,799	30,607
General, administrative and other	30,297	63,744	(52%	)	65,280	53,931	51,919

Total operating expenses	1,041,079	1,019,400	2%		1,012,507	951,978	910,434

Operating Income	659,234	509,004	30%		521,564	461,135	466,977

Other Income (Expenses)
Consolidated sponsored investment products gains (losses), net	(738)	2,426	NM		(14,670)	5,669	15,072
Investment and other income (losses), net	47,066	50,933	(8%	)	(7,262)	42,488	32,978
Interest expense	(7,895)	(9,992)	(21%	)	(4,836)	(936)	(742)

Other income (expenses), net	38,433	43,367	(11%	)	(26,768)	47,221	47,308

Income before taxes	697,667	552,371	26%		494,796	508,356	514,285
Taxes on income	207,550	176,517	18%		135,113	149,946	156,736

Net income	490,117	375,854	30%		359,683	358,410	357,549
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(11,877)	98	NM		180	204	216
Redeemable noncontrolling interests	837	2,850	(71%	)	(992)	1,521	1,730

Net Income Attributable to Franklin Resources, Inc.	$501,157	$372,906	34%		$360,495	$356,685	$355,603

Earnings per Share[1][4]
Basic	$2.24	$1.66	35%		$1.59	$1.56	$1.55
Diluted	2.23	1.65	35%		1.58	1.55	1.54

Dividends per Share	$0.25	$0.22	14%		$0.22	$0.22	$3.22

Average Shares Outstanding (in thousands)
Basic	223,169	223,864	0%		225,626	227,046	227,892
Diluted	224,253	224,958	0%		226,806	228,300	229,251

Operating Margin[15]	38.8%	33.3%			34.0%	32.6%	33.9%

Employees	7,989	7,927	1%		7,869	7,758	7,752

Billable Shareholder Accounts (in millions)	22.0	21.1	4%		23.3	22.7	22.2

ASSETS UNDER MANAGEMENT BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	31-Dec-10	30-Sep-10	% Change		30-Jun-10	31-Mar-10	31-Dec-09
Equity
Global/international	$219.1	$204.2	7%		$172.9	$193.2	$189.5
United States	77.0	69.5	11%		63.2	69.8	66.3

Total equity	296.1	273.7	8%		236.1	263.0	255.8

Hybrid	106.1	110.8	(4%	)	101.6	107.3	104.0

Fixed-Income
Tax-free	71.4	77.7	(8%	)	73.8	71.8	69.7
Taxable
Global/international	144.7	130.7	11%		109.4	97.0	77.5
United States	45.9	45.4	1%		43.3	41.9	40.4

Total fixed-income	262.0	253.8	3%		226.5	210.7	187.6
Cash Management	6.5	6.6	(2%	)	6.3	5.8	6.1

Total Ending Assets Under Management	$670.7	$644.9	4%		$570.5	$586.8	$553.5

Simple Monthly Average Assets Under Management	$655.6	$604.7	8%		$583.1	$561.2	$534.9

ASSETS UNDER MANAGEMENT AND FLOWS – UNITED STATES AND INTERNATIONAL
(in billions)
	As of and for the three months ended
	31-Dec-10	% of Total	30-Sep-10		% of Total	31-Dec-09	% of Total
Long-Term Sales
United States	$27.0	49%	$23.1		47%	$23.8	56%
International	27.9	51%	25.8		53%	18.4	44%

Total Long-Term Sales	$54.9	100%	$48.9		100%	$42.2	100%

Long-Term Redemptions
United States	$(31.7)	60%	$(16.3)		51%	$(15.1)	54%
International	(21.1)	40%	(15.4)		49%	(13.1)	46%

Total Long-Term Redemptions	$(52.8)	100%	$(31.7)		100%	$(28.2)	100%

Assets Under Management
United States	$461.4	69%	$451.7		70%	$407.9	74%
International	209.3	31%	193.2		30%	145.6	26%

Total Assets Under Management	$670.7	100%	$644.9		100%	$553.5	100%

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	31-Dec-10	30-Sep-10	31-Dec-09
Global/international equity
Beginning assets	$204.2	$172.9	$183.1
Long-term sales	15.6	16.0	11.1
Long-term redemptions	(14.6)	(10.9)	(12.6)
Net exchanges	0.4	(0.2)	—

Net new flows	1.4	4.9	(1.5)
Reinvested distributions	1.6	0.1	1.1

Net flows	3.0	5.0	(0.4)
Distributions	(2.2)	(0.1)	(1.2)
Appreciation and other	14.1	26.4	8.0

Ending assets	219.1	204.2	189.5

United States equity
Beginning assets	69.5	63.2	63.9
Long-term sales	4.3	3.6	2.5
Long-term redemptions	(3.8)	(3.8)	(3.1)
Net exchanges	0.2	(0.2)	(0.1)

Net new flows	0.7	(0.4)	(0.7)
Reinvested distributions	1.1	0.3	0.3

Net flows	1.8	(0.1)	(0.4)
Distributions	(1.1)	(0.3)	(0.4)
Appreciation and other	6.8	6.7	3.2

Ending assets	77.0	69.5	66.3

Hybrid
Beginning assets	110.8	101.6	98.2
Long-term sales	5.1	4.0	4.4
Long-term redemptions	(15.8)	(3.4)	(2.7)
Net exchanges	0.3	(0.1)	—

Net new flows	(10.4)	0.5	1.7
Reinvested distributions	1.1	0.7	1.0

Net flows	(9.3)	1.2	2.7
Distributions	(1.4)	(1.0)	(1.3)
Appreciation and other	6.0	9.0	4.4

Ending assets	106.1	110.8	104.0

Tax-free fixed-income
Beginning assets	77.7	73.8	69.6
Long-term sales	3.1	3.7	3.7
Long-term redemptions	(4.2)	(2.2)	(2.2)
Net exchanges	(0.9)	—	(0.1)

Net new flows	(2.0)	1.5	1.4
Reinvested distributions	0.5	0.5	0.5

Net flows	(1.5)	2.0	1.9
Distributions	(0.8)	(0.8)	(0.8)
(Depreciation) appreciation and other	(4.0)	2.7	(1.0)

Ending assets	$71.4	$77.7	$69.7

[Table continued on next page]

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

[Table continued from previous page]

(in billions)	Three months ended
	31-Dec-10	30-Sep-10	31-Dec-09
Global/international taxable fixed-income
Beginning assets	$130.7	$109.4	$63.3
Long-term sales	23.5	18.4	16.8
Long-term redemptions	(11.5)	(9.0)	(5.4)
Net exchanges	1.5	2.3	1.3

Net new flows	13.5	11.7	12.7
Reinvested distributions	1.2	0.7	0.5

Net flows	14.7	12.4	13.2
Distributions	(1.4)	(0.7)	(0.5)
Appreciation and other	0.7	9.6	1.5

Ending assets	144.7	130.7	77.5

United States taxable fixed-income
Beginning assets	45.4	43.3	38.4
Long-term sales	3.3	3.2	3.7
Long-term redemptions	(2.9)	(2.4)	(2.2)
Net exchanges	(0.2)	0.1	—

Net new flows	0.2	0.9	1.5
Reinvested distributions	0.3	0.3	0.3

Net flows	0.5	1.2	1.8
Distributions	(0.4)	(0.4)	(0.3)
Appreciation and other	0.4	1.3	0.5

Ending assets	45.9	45.4	40.4

Cash management
Beginning assets	6.6	6.3	6.9
Net cash management	1.1	2.2	0.3
Net exchanges	(1.3)	(1.9)	(1.1)

Net new flows	(0.2)	0.3	(0.8)
Reinvested distributions	—	—	—

Net flows	(0.2)	0.3	(0.8)
Distributions	—	—	—
Appreciation and other	0.1	—	—

Ending assets	6.5	6.6	6.1

Total
Beginning assets	644.9	570.5	523.4
Long-term sales	54.9	48.9	42.2
Long-term redemptions	(52.8)	(31.7)	(28.2)
Long-term net exchanges	1.3	1.9	1.1
Net cash management	1.1	2.2	0.3
Cash management net exchanges	(1.3)	(1.9)	(1.1)

Net new flows	3.2	19.4	14.3
Reinvested distributions	5.8	2.6	3.7

Net flows	9.0	22.0	18.0
Distributions	(7.3)	(3.3)	(4.5)
Appreciation and other	24.1	55.7	16.6

Ending Assets Under Management	$670.7	$644.9	$553.5

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $670 billion in assets under management as of December 31, 2010. For more information, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds’ principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

3.

Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 147 peer groups of U.S. retail mutual funds, and the groups vary in size from 7 to 1,107 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

4.	The source for the figures in the table is Lipper® Inc., 12/31/10.

5.

Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 29, 34, 30 and 42 funds ranked in the top quartile and 30, 37, 32 and 24 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

6.

Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 15, 25, 16 and 17 funds ranked in the top quartile and 21, 14, 12 and 11 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.

Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 14, 9, 14 and 25 funds ranked in the top quartile and 9, 23, 20 and 13 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.

Of the eligible Franklin equity mutual funds tracked by Lipper, 12, 19, 11 and 10 funds ranked in the top quartile and 14, 8, 7 and 6 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.

Of the eligible Templeton equity mutual funds tracked by Lipper, 2, 5, 2 and 4 funds ranked in the top quartile and 5, 3, 4 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.

Of the eligible Mutual Series equity mutual funds tracked by Lipper, 1, 1, 3 and 3 funds ranked in the top quartile and 2, 3, 1 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.

Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 7, 4, 4 and 3 funds ranked in the top quartile and 3, 4, 4 and 4 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.

Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 7, 5, 10 and 22 funds ranked in the top quartile and 6, 19, 16 and 9 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.

Beginning with this announcement, the Company introduced a new consolidated statement of income presentation. The presentation change does not represent a restatement of any previously published financial results. See the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on January 11, 2011 for details.

14.

The computation of earnings per share pursuant to the two-class method excludes from net income attributable to Franklin Resources, Inc. the earnings allocated to participating securities, which consist of nonvested stock and stock unit awards that contain nonforfeitable rights to dividends or dividend equivalents. Earnings allocated to participating securities were $2.1 million, $1.4 million, $2.0 million, $2.0 million and $3.3 million for the three months ended December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009, respectively.

15.	Defined as operating income divided by operating revenues.

16.

Assets under management include assets for which the Company provides various investment management services as described in Item I “Business” in Part I of its Form 10-K for the fiscal year ended September 30, 2010.

Forward-Looking Statements

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will”, “may”, “could”, “expect”, “believe”, “anticipate”, “intend”, “plan”, “seek”, “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010:

•

Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our assets under management are subject to significant fluctuations.
•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.
•

Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our assets under management, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.
•	Any significant limitation or failure of our software applications, technology or other systems that are critical to our operations could constrain our operations.
•

Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.
•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.
•

Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our revenues and hinder our growth.
•

Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with earnings and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of assets under management, potentially negatively impacting our revenues and income.
•	We could suffer losses in earnings or revenue if our reputation is harmed.
•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.
•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.
•

Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

•

Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

•

Our revenues, earnings and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

•

Regulatory and governmental examinations and/or investigations, civil litigation relating to previously-settled regulatory and governmental investigations, and the legal risks associated with our business, could adversely impact our assets under management, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived credit worthiness.
•	Diverse and strong competition limits the interest rates that we can charge on consumer loans.
•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.
•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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